FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 6144421

The Registrar of Companies for England and Wales hereby certifies that

PINESILVER LIMITED

having by special resolution changed its name, is now incorporated

under the name of

OYSTER RISK SOLUTIONS LIMITED

Given at Companies House, Cardiff, the 25th April 2007

C06144421O

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

HC006B

File Copy

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company No. 6144421

The Registrar of Companies for England and Wales hereby certifies that

PINESILVER LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 7th March 2007

N0 6144421R

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

The above information was communicated in non-legible form and authenticated by the Registrar of Companies under section 710A of the Companies Act 1985